Exhibit 10.15

[LOGO]GUANGDONG NANYUE BANK

Contract no.: 2019 Nanyue Shenzhen Jiezi No. ht2019111500000032

Loan Contract

(Version of year 2014)

Guangdong Nanyue Bank Co., Ltd.

Notice

In order to safeguard your interests, please read the following notes carefully before signing this contract:

1. you have read all the provisions of this contract and have an accurate understanding of the legal meaning of the parties’ rights and obligations and the limitation or exemption of liability;

2. You are aware that although the terms of this contract are the model terms provided by Guangdong Nanyue Bank Co., Ltd., the two parties have fully negotiated and reached an agreement on the relevant terms according to the actual business and your needs. The necessary amendments have been made in accordance with your request, so you will not claim to be a “format contract” at any time in this contract;

3. You have ensured that the relevant documents and information submitted to the bank are true, legal and valid;

4. You have confirmed your right to sign this contract; upon signing this contract, you shall be deemed to have agreed to all the terms of this contract;

5. You have confirmed any fraud and the breach of contract will bear the corresponding legal consequences;

6. You will sign and perform this contract good faith;

7. Please use a pen or signature pen to fill in what you need to fill in.

If you have any questions about this contract, you can consult Guangdong Nanyue Bank Co., Ltd.

Loan Contract

Party A (lender): Guangdong Nanyue Bank Co., LTD. Shenzhen Branch

Address: Block B, Tianli Central Business Plaza Phase Ii, Haide 3rd Road, Nanshan District, Shenzhen postal code: 518000

Legal representative/principal: Junhong Zhao

Telephone: 0755-36996008

Fax: 0755-86636660

Party B (borrower): Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Address: Zone A, 27th Floor, Yantian Modern Industry Service Center, No. 3018, Shayan Road, Yantian District, Shenzhen City

Postal code: 518000

Legal representative: Jinlong Yang

Phone: 0755-25209619

Basic account opening bank:                                                   Account number:

In accordance with the provisions of the relevant laws and regulations of the people’s Republic of China, and on the basis of abiding by the principle of fairness, this contract shall be concluded through negotiation between the two parties.

Article 1 Types of Loans

1.1 the loan hereunder is:

☑ Working capital loan

☒ Fixed assets loan

☒ other

Article 2 Loan amount and currency

2.1 The currency of loan hereunder is ☑ RMB and ☒ USD and ☒ other currencies                 .

2.2 The amount of loan hereunder is (in word) three million yuan in total.

Article 3 Use of loan

3.1 The loan under this contract shall only be used as purchase of fuel from Fukang Liuyunhu Xinde Kaitong Commerce Co, Ltd.. Without the written consent of Party A, Party B shall not change the purpose of the loan, and the lender shall have the right to supervise the use of the money.

Article 4 Term of loan

4.1 The term of loan under this contract is 12 months from November 27, 2019 to November 27, 2020.

4.2 Party B chooses the following ways to withdraw the loan under this contract:

☑ Withdraw once for all on November 27, 2019

☒ Withdraw in accordance with following schedule:

4.3 Party B chooses the following ways to repay the principal of the loan under this contract:

☑ Repay the principal once for all on November 27, 2020.

☒ Repay the principal by installments in the following order, time and amount

4.4 In the event of a discrepancy between the actual withdrawal date and the last maturity date of the loan and the above agreement, the time recorded in the loan voucher under this contract shall prevail.

Article 5 Interest rate

5.1 The interest rate of the loan under this contract shall be performed in the manner of (3):

(1) The fixed interest rate, the annual interest rate is /%, and the interest rate shall remain unchanged for the whole term of the loan.

(2) The interest rate of each loan is determined on the basis of pricing plus floating range, in which the pricing basis is the benchmark loan rate of the same grade announced by the people’s Bank of China on the date of each loan issuance, The floating range is / (up / down) /% or / (plus / minus) / basis point (one basis point is 0.01%), according to which the interest rate determined is based on the debit / loan voucher record. After each loan is issued, the loan interest rate is adjusted in the following ways:

(a) No adjustment shall be made during the whole term of the loan.

(b) With / (1/3/6/12) months as a period, adjustment for each phase, calculated by sectional interest. The interest rate adjustment date for the second and subsequent periods shall be the corresponding date after the expiration of the first period of the issue date, On that date, the lender shall adjust the loan interest rate according to the benchmark loan interest rate of the same period of the people’s Bank of China and the floating range agreed upon in Article 5.1 (2). If the adjustment month does not have a date corresponding to the release date, the last day of the month is the corresponding date, other periods, and so on.

(c) / .

(3) the interest rate for each loan is determined on a pricing basis plus a floating range, Among them, the pricing is based on the quoted interest rate (LPR), of ☑ the one-year or ☒ more than five-year loan announced by the National Interbank lending Centre on the date of each loan issuance. Floating range is / (up / down) /% or add (add / subtract) 435 basis points (one base point is 0.01%), the interest rate determined accordingly shall be subject to the debit / loan voucher record. After each loan is issued, the loan interest rate is adjusted in the following /manner:

(a) No adjustment shall be made during the whole term of the loan.

(b) With / (1 / 3 / 6 / 12) months as a period, adjustment for each phase, calculated by sectional interest. The interest rate adjustment date for the second and subsequent periods shall be the corresponding date after the expiration of the first period of the issue date, The lender adjusts the loan interest rate according to the floating range stipulated in (LPR) and Article 5.1 (3) of the loan market quotation rate of ☐ one year or ☐ five years and more announced by the National Interbank lending Centre on that date. If there is no date corresponding to the issue date in the month in which the adjustment is made, the last day of the month shall be the corresponding day.

(c) /.

(4) A floating rate consisting of a spread of / (LIBOR/HIBOR) per month plus / basis point (one basis point is 0.01 per cent). The spread will remain unchanged for the duration of the contract. (LIBOR rate refers to the interbank offer rate published by the British bankers’ association [BBA] and provided by REUTERS and other financial telecommunications terminals issued by the head office of party a on the morning of 2 business days prior to the date of the lending or 2 business days prior to the date of interest rate adjustment, in terms of the above-mentioned term and currency. HIBOR rate refers to the inter-bank offering rate published by the Hong Kong bankers association [HKAB] and provided by REUTERS and other financial telecommunication terminals released by the head office of Party A on the morning of the 2 banking business days before the date of the lending or the 2 banking business days before the date of interest rate adjustment, in the above-mentioned term and currency). The interest rate determined accordingly shall be subject to the debit / loan voucher record. After each loan is issued, the loan interest rate is adjusted in the following ways:

(a) No adjustment shall be made during the whole term of the loan.

B. Take / (1 / 3, 6) months as a period, one phase and one adjustment. The interest rate adjustment date for the second and subsequent periods shall be the corresponding date after the expiration of the first period of the issue date, The lender adjusts the loan interest rate according to the floating rate composed of the pricing basis plus / basis point (one basis point is 0.01%) according to the / (LIBOR/HIBOR) of that day / month. If the adjustment month does not have a date corresponding to the release date, the last day of the month is the corresponding date, other periods, and so on.

(c) / .

(5) others: /

5.2 Interest payable on a daily basis from the date of spontaneous issuance of loans under this contract shall be settled in one of the following ways:

☑ The monthly settlement date is 20 days of each month, and the last settlement date is the loan settlement date.

☒ The quarterly interest settlement date is the 20 days of the month at the end of each quarter, and the last settlement date is the loan settlement date.

☒ The interest settlement date is 20 days of the end of each half year, and the last settlement date is the loan settlement date.

☒ The profit shall be paid with the principal, and the interest shall be paid in a lump sum on the date of settlement of the principal.

☒ /.

5.3 Monthly interest rate and daily interest rate are converted according to the following formula: monthly interest rate = annual interest rate / 12, daily interest rate = annual interest rate / 360.

5.4 In the event of a change in the contract loan interest rate, the penalty interest rate under this contract shall be automatically changed accordingly and shall be applicable at the same time as the contract loan interest rate.

5.5 Party A shall not be required to obtain the consent of Party B for the adjustments made in accordance with the above provisions.

Article 6 Conditions for withdrawal

6.1 When Party B applies for withdrawal, the following prerequisites must be met:

6.1.1 Party B has completed the administrative license, approval, registration and other legal formalities related to the loans under this contract in accordance with the relevant laws, regulations and rules;

6.1.2 Party B has submitted relevant documents that meet the requirements of Party A;

6.1.3 All the guarantee formalities agreed upon by the parties under this contract have been completed and the effective / hypothec has been established / the pledge has been established;

6.1.4 Party B has not committed any breach of contract agreed upon in this contract;

6.1.5 At the time of withdrawal, the statements and guarantees made by Party B in this contract shall remain true, accurate and valid;

6.1.6 At the time of withdrawal, the operating and financial conditions of Party B are basically the same as those at the time of signing this contract, and no significant adverse changes have taken place.

6.1.7 In the case of a project loan, the project capital or other funds to be raised corresponding to the project loan have been fully in place in accordance with the prescribed time and proportion.

6.2 After meeting the prerequisites mentioned in Article 6.1, Party B shall go to the location of Party A in accordance with this contract, withdraw the money and sign the loan voucher with Party A. The loan voucher is an integral part of this contract and has the same effect as this contract.

6.3 The loan made by Party A when Party B fails to meet the withdrawal conditions does not constitute a defect in Party A’s performance.

6.4 Before the issuance of the loan, if Party A is unable to issue a loan under this contract due to changes in the state macro-control policy, the requirements of Party A’s regulatory department for Party A to control the scale of credit or the direction of credit, and other reasons other than Party A’s failure to issue loans under this contract, Party A has the right to stop issuing the loan or terminate this contract. Party B has no objection to this.

Article 7 Methods of repayment

7.1 Party B hereby irrevocably authorizes Party A to transfer the loan once (once / sub) to the following account designated by Party B (account name: Shenzhen Yingang Mingzhu Freight Industry Co., Ltd., bank name Guangdong Nanyue Bank Shenzhen Longhua Branch, Account / card number: 910501230900001451).

7.2 loans under this contract shall be paid in the following manner:

☑ Party A is entrusted to pay. According to Party B’s withdrawal application and payment entrustment, Party A shall pay the loan funds through Party B’s account to Party B’s counterparty for the purpose agreed upon in the contract. Party B shall provide the counterparty name, counterparty account, payment amount and other necessary payment information.

This contract shall pay all the handling fees required for the transfer to Party B by way of fiduciary payment to Party B, which shall be borne by Party B; Party B shall pay the above expenses to Party A when handling the fiduciary payment of each loan.

☒ Party B shall pay for it on its own. Party A shall, according to Party B’s withdrawal application, issue the loan funds to Party B after opening an account with Party A, which shall be paid by Party B to Party B for the purpose agreed upon in this contract. Under any of the following circumstances, Party B may, with the consent of Party A, pay independently:

(1) Party B is unable to determine the specific transaction object in advance and the amount does not exceed RMB            yuan;

(2) Party B does not have the conditions for the effective use of non-cash settlement;

(3) where the loan funds under this contract are used for production and operation and the amount does not exceed RMB            yuan;

(4) other circumstances in which Party B may pay the loans under this contract on its own according to laws and regulations:

7.3 Party B agrees that even if Party B chooses its own mode of payment, Party B shall still be required to pay by fiduciary payment in the following circumstances. The method of payment shall be carried out in accordance with the method of fiduciary payment agreed upon in this paragraph.

7.3.1 The amount of a single payment is equal to or exceeds            RMB (in word);

7.3.2 The amount of a single payment is equal to or exceeds            per cent of the total investment amount of the project;

7.3.3 The amount of a single payment is equal to or exceeds           % of the loan amount of this contract;

7.3.4 Other circumstances determined by Party A:

7.4 Change of payment method.

If the credit status of Party B decreases and the use of loan funds is abnormal in the process of loan payment, the two parties shall negotiate and change the terms of loan issuance and payment.

Article 8 Repayment of loans

8.1 Party B undertakes that under no circumstances shall Party B refuse to perform its repayment obligations under this contract for any reason.

8.2 The fund account opened by Party B with Party A specifically for the repayment of the loan is (Account number: 910501230900001451, Account name: Shenzhen Yingang Mingzhu Freight Industry Co., Ltd., Bank name: Guangdong Nanyue Bank Shenzhen Longhua Branch).

8.3 Party B shall deposit the amount payable (interest, principal) in full into the account opened with Party A as mentioned in Article 8.2 before the end of business hours on the repayment date (interest date, repayment date) (Beijing time). Party A has the right to draw directly from the account. In the event of a statutory holiday, it shall be postponed to the first working day after the end of the statutory holiday.

8.4 In the event that Party B has not repaid the amount, Party A shall have the right to deduct directly from any account opened by Party B with any business organization of Guangdong Nanyue Bank, and the outstanding amount in the account shall be deemed to have expired ahead of schedule at the time of deduction, The interest loss arising therefrom shall be borne by Party B. When the currency of the deduction is different from that under this contract, it shall be converted at the exchange rate price announced by Party A on the date of deduction.

8.5 The amount paid by Party B (including the amount actively received by Party A in accordance with this contract) shall be paid off in the following order: expenses for the realization of creditor’s rights and security rights, damages, liquidated damages, compound interest, overdue interest and penalty interest, interest, principal, Party A has the right to change the above order according to its own needs.

8.6 Party B shall submit a written application to Party A ten working days in advance for prepayment. With the written consent of Party A, Party B may handle the payment in the following ways:

☑ Party A shall charge interest according to the loan interest rate and the number of days actually used as stipulated in this contract;

☒ Except for the interest charged according to the loan interest rate and the number of days actually used as stipulated in this contract, Party A shall have the right to collect compensation at the rate of           % of the prepayment amount. However, the maximum amount of compensation shall not exceed the amount of prepayment × the loan interest rate / 360 × days in advance as agreed in this contract.

8.7 If the actual loan term is shortened as a result of Party B’s prepayment or Party A’s early recovery of the loan in accordance with this contract, the corresponding interest rate shall not be adjusted and the original loan interest rate shall still be implemented.

Article 9 Loan guarantee

9.1 The loan under this contract shall be guaranteed by one or more of the following

☒ The guarantee contract no.           signed by Party A and guarantor

☒ The mortgage contract no.           signed by Party A and mortgagor

☒ The pledge contract no.           signed by Party A and pledgor

9.2 If the claim under this contract is a claim under the maximum guarantee, one or more of the following guarantees may be taken:

☑ Maximum guarantee contract 2019 Nanyue Shenzhen Maximum Baozi No. 00702-1 and 2019 Nanyue Shenzhen Maximum Baozi No. 00702-2 signed by guarantor: Jinlong Yang and Shenzhen Yangang Mingzhu Logistics Co., Ltd., and Party A;

☑ Maximum mortgage contract 2019 Nanyue Shenzhen Maximum Dizi No. 00702-3 and 2019 Nanyue Shenzhen Maximum Dizi No. 00702-4 signed by mortgagor: Jinlong Yang, Hongxin Sun and Guizhi Yang, and Party A.

9.3 In the event of any change in the guarantee under this contract which is not favorable to the creditor’s rights of Party A, Party B shall promptly provide a separate legal and effective guarantee approved by Party A at the request of Party A.

9.4 The guarantor shall be responsible for withdrawals under the loan contract as agreed in the guarantee contract.

Article 10 Rights and obligations of Party B.

10.1 Party B guarantees that Party B shall have the right to dispose of the property under its management, to carry on the business related to the use of the loan under this contract, and to sign and perform this contract as a legal unit registered in accordance with the law and effectively surviving.

10.2 Party B warrants that the signing of this contract has been approved by the competent department at a higher level or by the shareholders (large) meeting, board of directors and other competent bodies of the company in accordance with the law, and has obtained all necessary authorization.

10.3 Party B warrants that it shall sign and perform this contract without violating any provisions or agreements that are binding on Party B and its assets, Party B shall not violate any guarantee agreements, other agreements and any other documents, agreements and undertakings that are binding on Party B.

10.4 Party B guarantees to provide the necessary documents and materials as required by Party A, and to ensure that the documents and materials provided are true, accurate, complete, legal and valid.

10.5 Party B has the right to withdraw and use the loan in accordance with this contract.

10.6 Party B shall use the loan in accordance with the purpose and mode of payment stipulated in this contract. The borrowed funds shall not be invested in the securities market, futures market or other uses prohibited or restricted by relevant laws and regulations in any form.

10.7 Party B shall, in accordance with the requirements of Party A, cooperate with the pre-loan investigation, the loan examination and the post-loan inspection, and provide it in a timely manner. Including, but not limited to:

10.7.1 Business license and annual inspection certificate, legal person code certificate, identity certificate of legal representative and necessary personal information, list of members of the board of directors, principal responsible persons and persons in charge of finance, business license, the tax registration certificate of the annual inspection of the tax department, the photocopy of the tax payment certificate of the tax department that meets the requirements of Party A, and the loan card;.

10.7.2 Status of deposits, loans and bank account;

10.7.3 The audited balance sheet, income statement, statement of changes in owner’s equity and sales volume, statement of cash flows, financial statements and notes and notes, as well as prior to the repayment of the loans under this contract, which meet the requirements of Party A. The financial indicators of the enterprise shall be kept within the standards stipulated in this contract:

10.7.4 Production and business plans, statistical statements, project budget and final accounts, project progress, transaction contract information;

10.7.5 All external guarantees (including any agencies of Party A);

10.7.6 Information on all affiliated enterprises and related relationships, related party transactions that have occurred or are about to take place, accounting for more than 10% of their net assets, as well as mutual guarantees within group customers;

10.7.7 The occurrence of litigation, arbitration, administrative penalties, debt disputes with others and criminal prosecution of individual shareholders or senior management personnel;

10.7.8 If Party B pays independently, Party B shall actively cooperate with Party A in the inspection and supervision of the use of the loan funds, and shall collect and report the use of the loan funds to Party A on a regular basis in accordance with the requirements of Party A.

10.8 Party B shall repay the principal and interest of the loan in accordance with this contract.

10.9 Party B shall notify Party A in writing 30 days prior to any change in its business mode, system and legal status, including but not limited to contracting, leasing, escrow, asset restructuring, debt restructuring, equity restructuring, joint venture, merger (merger), division, joint venture (cooperation), reduction of registered capital, application for suspension of business, application for dissolution (or cancellation), application for reorganization, reconciliation and bankruptcy, and shall implement the liability for paying off the debts hereunder with written consent of Party A, or provide a new guarantee approved by Party A in writing; otherwise, such activities shall not be carried out before paying off all debts hereunder.

10.10 Party B shall notify Party A in writing within three days after the occurrence of its own system and legal status, including but not limited to being declared closed for rectification, being declared closed, being declared dissolved (cancelled), being applied for reorganization, bankruptcy, being involved in major economic disputes, the debt of any financial institution is due and not paid off, or any other situation that is sufficient to endanger its normal operation and loss of guarantee ability, and shall take full and effective measures to preserve party a’s creditor’s rights.

10.11 Within three days after the occurrence of any other circumstances sufficient to endanger the normal operation of Party A or the safety of Party A’s creditor’s rights, Party A shall be notified in writing to Party A and at the same time take sufficient and effective measures to preserve Party A’s claims.

10.12 If Party B changes its domicile, business scope, articles of association, name, legal representative or other middle and senior management, Party B shall notify Party A in writing within 7 days after the change.

10.13 If the mortgage is secured under this contract, Party B warrants to notify Party A at the first time after learning the information about the impending demolition of the mortgaged property.

10.13.1 If the demolition takes the form of compensation for the exchange of property rights, Party B or the mortgagor shall, in accordance with the requirements of Party A, deal with the following:

☑ To settle the claims under this contract immediately;

☒ Party B shall provide other guarantees that meet the requirements of Party A.

☒ The mortgagor shall use the exchanged property as the guaranty of this contract and re-sign the mortgage contract and go through the mortgage registration; however, before the new mortgage registration is completed, Party B shall provide other guarantees as requested by Party A.

10.13.2 if compensation is adopted for demolition and relocation, Party A shall have the right to request Party B or mortgagor to adopt one or more of the following ways:

☑ To settle the claims under this contract immediately;

☑ The compensation shall be deposited into a fixed-term account opened by Party A with the pledge of the certificate of deposit as the guarantee under this contract;

☑ Party A shall open a margin account and sign a pledge contract to deposit the compensation into the margin account as a guarantee under this contract.

☑ Party B shall provide other guarantees that meet the requirements of Party A.

10.14 Before paying off the principal and interest of Party A’s loan, Party B shall not sell specific assets, pay off other debts in advance, or provide debt guarantee for third parties without the consent of Party A.

10.15 Party B shall not at any time sign a contract with any third party which is detrimental to the rights and interests of Party A under this contract.

10.16 In the event of a guarantee, when the guarantor violates any of the obligations or commitments agreed upon in the guarantee contract, or loses the ability to guarantee, Party B shall immediately provide a new guarantee approved by Party A or repay the loan under this contract in advance.

10.17 Party B shall open a basic / general deposit account with Party A, which shall be used exclusively to collect the recovered funds for production and operation, and shall consciously accept the supervision of Party A.

10.18 Party B undertakes that until the principal and interest of Party A’s loan is repaid, the financial indicators shall maintain the following standards: / .

10.19 Party B agrees that Party A shall inquire about the credit status of Party B from the credit information database established by the people’s Bank of China, and agrees that Party A shall provide Party B with the credit information database established by the People’s Bank of China. Party B also agrees that Party A may reasonably use and disclose Party B information for business needs.

Article 11 Rights and obligations of Party A.

11.1 Party B shall have the right to request Party B to provide information relating to the loans under this contract.

11.2 Have the right to supervise and inspect the use of loans under this contract, and to understand Party B’s business activities, financial situation, provision of guarantees and debt disputes.

11.3 On the premise that Party B has fully fulfilled its obligations under this contract and met the conditions for withdrawal, Party A shall issue a loan to Party B in full and on schedule.

11.4 Party A shall keep confidential the information and information provided by Party B concerning its debts, finance, production and operation, except as otherwise provided by laws and regulations.

11.5 During the period of validity of this contract, Party A shall issue a notice of change of address in time when Party A changes its domicile.

11.6 Party B shall have the right to supervise the withdrawal account of Party B’s funds, including, but not limited to, the understanding and supervision of the capital income and expenditure of the account, and Party B shall cooperate. If requested by Party A, Party B shall sign a special account supervision agreement with Party A.

Article 12 Liability for breach of contract.

12.1 After the entry into force of this contract, both Party A and Party B shall perform their obligations under this contract. If either party fails to perform or fails to fully perform this contract, it shall constitute a breach of this contract and shall bear the corresponding liability for breach of contract.

12.2 Due to the event caused by Party B or the guarantor under this contract, Party B has not completed the corresponding guarantee formalities of this contract in accordance with the contract, or Party B has failed to go through the formalities of withdrawal from Party A at the time stipulated in this contract. If the loan issuance time stipulated in this contract exceeds 30 days (including legal holidays and rest days), Party A shall have the right to terminate this contract, the outstanding loans shall no longer be issued, and the loans issued shall have the right to request Party B to repay them immediately.

12.3 If Party B fails to repay the principal amount of the loan due (including early maturity) in accordance with the repayment period stipulated in this contract, Party B shall, from the date of overdue, charge 50% as the penalty interest rate at the interest rate stipulated in this contract, and calculate and collect the overdue interest; If Party B fails to pay the interest within the term of the loan, the compound interest shall be calculated according to the loan interest rate stipulated in this contract; if the interest is not paid after the expiration of the loan, the compound interest shall be calculated according to the penalty interest rate stipulated in this paragraph.

12.4 If Party B fails to use the loan for the purpose stipulated in this contract, its principal and interest shall, from the date of breach of contract, be charged 100% as the penalty interest rate at the interest rate agreed upon in this contract, and the penalty interest and compound interest shall be calculated.

12.5 If the loan under this contract is overdue or not used for the purpose stipulated in the contract, overdue interest, penalty interest and compound interest shall be charged on a monthly basis.

12.6 Where Party A adopts litigation, arbitration or other means to realize its creditor’s rights as a result of Party B’s breach of contract, Party B shall bear the litigation costs, arbitration fees, security fees, notice fees, evaluation fees, appraisal fees, auction fees, travel expenses, lawyers’ fees and any other expenses incurred by Party A for the realization of the creditor’s rights.

12.7 In the event of any of the following breach of contract, Party A has the right to request Party B to correct the breach of contract, declare that all loans issued are due immediately, recover the principal and interest of the loans issued in advance, and stop issuing loans, compensate Party A for the losses caused by the breach of contract and to take corresponding measures to safeguard its legitimate rights and interests in accordance with the law:

12.7.1 Party B fails to use the loan or fail to pay the principal, interest and other accounts payable in full in accordance with the purpose and mode of payment stipulated in this contract;

12.7.2 Party B provides Party A with false or concealed loan application documents, balance sheet, income statement and other loan information, or conceals important business financial facts;

12.7.3 refusing to accept Party A’s supervision and inspection of its use of loans and related production, business and financial activities;

12.7.4 Party B uses the loan to engage in equity investment;

12.7.5 Party B uses the loan to engage in speculative business or other illegal or illegal transactions in securities, futures, real estate, etc.;

12.7.6 Party B collects loans by borrowing or other means in order to obtain illegal income;

12.7.7 Party B defrauds the loan by other fraudulent means;

12.7.8 Party B makes use of the false contract with a third party to pledge to Party A with claims such as notes receivable and fictitious accounts receivable with no actual trade background to obtain bank funds;

12.7.9 Transferring assets at low prices or free of charge to evade bank claims;

12.7.10 Party B violates any contract or agreement signed by Party B as a party with others (including Party A of this contract), or violates any undertaking or guarantee given by Party B;

12.7.11 Party B shall have a deterioration of its financial position and break through the financial targets stipulated in Article 10.18 of this contract; Party A or other creditors shall be overdue; and Party B shall be involved in or about to be involved in major disputes;

Or other material adverse changes that have or may affect its ability to perform its obligations under this contract.

If Party B changes its mode of operation, its own system or legal status, including, but not limited to, contracting, leasing, trusteeship, asset restructuring, debt restructuring, shareholding transformation, joint ventures, mergers (mergers), acquisitions, divisions, paid transfer of property rights, joint ventures (joint ventures), reduction of registered capital or application for closure and rectification, application for dissolution (or revocation), application for reorganization, settlement and bankruptcy, etc., failing to obtain the written consent of Party A and carry out the liability to pay off the debts under this contract or to provide a new guarantee approved by Party A.

12.7.12 The guarantee under this contract has undergone changes that are not conducive to the claims of Party A, including, but not limited to, the mortgage, the destruction, loss, reduction of value or seizure, seizure, freezing, etc., of the mortgaged property, the pledged property, the loss of the mortgage, the loss of the value of the pledged property, etc., where the guarantor violates any of the obligations established for it in the guarantee contract and Party B fails to provide the required new guarantee at the request of Party A, or where the guarantor is involved in or is about to be involved in a major action sufficient to affect the creditor’s rights of Party A;

12.7.13 The contract of guarantee or other means of guarantee is not effective, invalid, declared to be revoked, or the real right of the security has not been established or cancelled or eliminated in accordance with the law, or the guarantor appears to be partially or wholly incapacitated or expressly fails to perform the guarantee obligation, or if the guarantor violates any of the obligations or commitments agreed in the guarantee contract or violates its contract with a third party, and Party B fails to provide the required new guarantee at the request of Party A.

12.7.14 The statements and warranties made by Party B are untrue, inaccurate or materially concealed;

12.7.15 Party B expressly or through its own actions indicates its failure to perform its obligations under this contract;

12.7.16 Where the shareholder or actual controller of Party B is involved in or is about to be involved in a major dispute, which may affect the realization of Party A’s creditor’s rights;

12.7.17 If Party B violates any other obligations and commitments agreed upon in this contract, Party A considers that it is sufficient to affect the realization of its creditor’s rights;

12.7.18 Any events that breach contract under any other credit contract signed between Party B and Party.

Article 13 Entry into force of a contract.

13.1 This contract shall enter into force as of the date of signature of both parties.

Article 14 Assignment, alteration and termination of contracts.

14.1 After the entry into force of this contract, Party A may assign all or part of the claims under this contract to a third party without the consent of Party B.

14.2 After the entry into force of this contract, if Party B transfers all or part of the liabilities under this contract to a third party, Party B shall submit to Party A in advance a written document in which the guarantor agrees to continue to undertake the guarantee obligations or separately provide a new guarantee approved by Party A subject to the written consent of Party A.

14.3 After the entry into force of this contract, neither Party A nor Party B shall alter it without authorization. If changes are required, Party A and Party B shall reach a written change agreement.

14.4 If Party B applies for the extension of the loan under this contract, after the examination and approval of Party A, the two parties shall sign an extension agreement. If Party A does not agree to the extension, Party B shall still perform its repayment obligations in accordance with this contract.

14.5 During the performance of this contract, Party A shall have the right to terminate the contract, recover the principal and interest of the loan issued in advance, and stop issuing the loan under any of the following circumstances:

14.5.1 Where the business and financial situation of Party B deteriorates, Party B is unable to pay off its due debts, or involves major economic proceedings or arbitration and other legal disputes, thus seriously affecting and threatening the realization of Party A’s creditor’s rights;

14.5.2 Where there is a serious crisis in the overall credit status, operating condition and financial situation of the customers of the group to which Party B belongs, which poses a major threat to the loan safety of Party A;

14.5.3 Where Party B goes out of business, dissolves, closes its business, revokes its business license and cancels its business license, etc.;

14.5.4 Other circumstances that may result in threats or serious losses to the realization of Party A’s claims under this contract.

Article 15 Settlement of disputes.

15.1 All disputes between Party A and Party B arising from this contract shall be settled through consultation. If the negotiation fails, the parties shall choose to resolve them in the following ways:

☑ To bring a suit in the people’s court of the place where Party A resides;

☒ To bring a suit in a people’s court;

☒ Apply to the International Court of Arbitration for arbitration.

Article 16 Supplementary provisions.

16.1 when the legal name, legal representative and domicile of Party B change during the period of validity of this contract and Party A is not notified in writing, all documents sent by Party A to Party B in accordance with the information contained in this contract (the sending address shall be subject to the confirmation of the address of service signed by both parties, see Annex for details) shall be deemed to be served.

16.2 Party B shall bear all related expenses such as registration, insurance, notarization, appraisal, evaluation and transportation under this contract and its guarantee contract. If it is paid on behalf of Party A, Party A shall have the right to deduct it directly from Party B’s account.

16.3 other matters agreed upon by both parties.

16.3.1 if, prior to the signing of this Agreement, Party A and Party B have signed the Maximum Financing Contract 2019 Nanyue Shenzhen Rongzi No. 00702. This Agreement shall be the specific business contract under the Maximum Financing Contract.

16.3.2 Party B confirms that Party A has the right to participate in other large financing, asset sale, merger, division, shareholding transformation, bankruptcy liquidation and other activities of Party B to the extent permitted by laws, regulations and regulatory requirements, so as to safeguard its creditor’s rights.

16.3.3 Party A shall give Party B any tolerance or preference or delay in the exercise of any rights under this contract without affecting, harming or restricting all rights and interests enjoyed by Party A in accordance with this contract and laws and regulations, nor shall it be regarded as a waiver of Party A’s rights under this contract. / .

16.4 when the option is adopted under this contract, a tick shall be marked to indicate the application of the clause. X indicates that the clause does not apply.

16.5 this Agreement shall be in triplicate, Party A in two copies and Party B in one copy, all of which shall have the same legal effect.

16.6 the relevant annexes under this contract are an integral part of this contract and have the same legal effect as this contract.

16.7 Party A has taken a reasonable way to draw the attention of Party B to the provisions of this contract that waive or limit Party A’s liability, and fully explain the relevant terms and conditions as required by Party B. Party A and Party B have no objection to the understanding of all the terms and conditions of this contract.

Party A: Guangdong Nanyue Bank Co., LTD. Shenzhen Branch [company seal affixed here]

Legal representative/person in charge (or authorised agent): /s/Junhong Zhao

November 27, 2019

Party B: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. [company seal affixed here]

Legal representative/person in charge (or authorised agent): Jinlong Yang [personal seal affixed here]

November 27, 2019

Appendix: Confirmation of address for service.

Party A: Guangdong Nanyue Bank Co., Ltd. Shenzhen Branch.

Address: Block B, Phase II, Tianli Central Business Square, Haide, Nanshan District, Shenzhen City.

Person in charge: Junhong Zhao

Party B: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Legal Representative / responsible person: Jinlong Yang

ID card number: 440301197608020314.

Address: District A, 27th floor, Yantian Modern Industrial Service Center, 3018 Sha Yan Road, Yantian District, Shenzhen City.

Tel. No.: 0755-2520 9619.

By negotiation between Party A and Party B (if there are more than one party, in turn), the confirmation of the service address of the “loan contract” (hereinafter referred to as the “original contract”) signed between Party A and Party B, 2019 Nanyue Shenzhen Jiezi No. ht2019111500000032 (hereinafter referred to as the “original contract”), is agreed in this supplementary agreement as follows: The agreement and other documents as well as the address for service and legal consequences of the relevant documents and legal documents in the event of a dispute over the contract shall be as follows:

1. Party A confirms that its valid address for service is (including, but not limited to, telex, telephone, fax, email, etc.) Block B, Phase II, Tianli Central Business Plaza, Haide San Road, Nanshan District, Shenzhen City.

2. Party B confirms that its valid address for service is (including, but not limited to, telex, telephone, fax, email, etc.) Area A, 27th floor, Yantian Modern Industrial Service Center, 3018 Shayan Road, Yantian District, Shenzhen City.

3. The applicable scope of the address for service between the parties includes the service of various notices, agreements and other documents when the parties are not suing, as well as the service of relevant documents and legal documents in the event of a dispute over the contract, and at the same time includes the entry of the dispute into the first instance, the second instance, the retrial and the execution procedure after the civil procedure.

4. Any notice, request, debt collection letter or other communication given to Party B by Party A under this contract, of which telex, telephone, fax, email, etc., shall be deemed to have been served on Party B;

The postal letter shall be deemed to have been served on Party B on the third day from the date of posting;

If a person is sent for special service, Party B shall be deemed to have served on the date of signature and receipt, and if Party B refuses to accept it, the sender may record the process of service by means of photo and video recording, and retain the document, which shall also be regarded as service.

5. When Party A’s service address needs to be changed, Party A shall fulfill its notification obligation and notify Party B by mail;

When Party B’s service address needs to be changed, Party B shall fulfill its notification obligation and notify Party A by mail.

When the address of the parties changes in arbitration and civil proceedings, the party shall perform the obligation to serve the notice of change of address to the arbitration institution and the court of law.

If Party A or Party B fails to perform its notification obligations in accordance with the above-mentioned manner, the delivery address confirmed by both parties shall still be regarded as a valid address for service,

Due to the inaccuracy of the place of delivery provided or confirmed by the party, and the failure to inform the other party and the court, the party or the designated recipient of the refusal to sign in accordance with the procedure after the change of the address of service, if the legal document fails to be actually received by the party concerned, if it is served by post, the date of return of the document shall be deemed to be the date of service; In the case of direct service, the date on which the sender notes the circumstances on the return certificate of service on the spot shall be the date of service; if the obligation to know the change of service address is fulfilled, the changed address of service shall be taken as the valid address for service.

As for the address of service clearly agreed upon by the parties in the contract, the court or arbitration institution may directly send the service. Even if the parties fail to receive the document of service by mail from the court or arbitration institution, it shall be deemed as service due to the agreement in the contract.

6. After the dispute enters into arbitration or civil proceedings, if the parties take the action and directly submit the confirmation of service address to the arbitration institution or court, if the confirmed address is inconsistent with the confirmed address of service before litigation, the service address submitted to the arbitration institution or court for confirmation shall prevail (the service address shall be subject to the service method and legal consequences of service as stipulated in Article 3, Article 4 and Article 5 above).

7. Party B has carefully read the notice of this confirmation of the address of service, knows its contents, and agrees to use the confirmed address of service as the address for the receipt of all kinds of litigation documents.

8. This Supplementary Agreement is an integral part of the original contract. Where this supplementary agreement is inconsistent with the original contract, this supplementary agreement shall prevail, and the remaining provisions shall still be implemented in accordance with the original contract.

9. This supplementary agreement shall enter into force as of the date of signature of Party A and Party B and shall be valid for the same period as the original contract.

10. This supplementary agreement is in triplicate, Party A holds two copies and Party B holds one copy.

Party A: Guangdong Nanyue Bank Co., LTD. Shenzhen Branch [company seal affixed here]

Legal representative/person in charge (or authorised agent): /s/Junhong Zhao

Date: November 27, 2019

Party B: Shenzhen Yangang Mingzhu Freight Industry Co., Ltd. [company seal affixed here]

Legal representative/person in charge (or authorised agent): Jinlong Yang [personal seal affixed here]

Date: November 27, 2019